Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED BUSINESS MANAGEMENT AND SHARED SERVICES AGREEMENT

THIS FIRST AMENDMENT (this "Amendment") is entered into as of May 31, 2022, by and between Sonesta International Hotels Corporation, a Maryland corporation ("Sonesta"), and The RMR Group LLC, a Maryland limited liability company ("RMR LLC").
W I T N E S S E T H:
WHEREAS, Sonesta and RMR LLC are parties to an Amended and Restated Business Management and Shared Services Agreement, dated as of June 5, 2015 (the "Agreement"); and
WHEREAS, the parties wish to amend the Agreement as herein provided;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Sonesta and RMR LLC hereby agree as follows:
1.Section 1 of the Agreement is hereby amended by inserting the following new paragraph after subparagraph (p) thereof:
In addition, if requested by Sonesta, RMR LLC shall oversee capital projects, repositionings and renovations at Sonesta owned properties (such projects, repositionings and renovations, "Major Projects").
2.Section 3 of the Agreement is hereby amended by inserting the following new subparagraph at the end thereof:
(c) Sonesta shall pay RMR LLC a construction supervision fee (the "Construction Supervision Fee") with respect to any Major Projects equal to three percent (3%) of the costs of such Major Projects which shall include the costs of all related professional services and the cost of general conditions.

The Construction Supervision Fee shall be due and payable periodically, as agreed by Sonesta and RMR LLC, based on actual costs incurred to date.
3.As amended hereby, the Agreement is ratified and confirmed and declared to be in full force and effect.
IN WITNESS WHEREOF, the parties have executed and delivered this Amendment under seal as of the date above first written.

SONESTA INTERNATIONAL HOTELS CORPORATION

By:	/s/ John G. Murray
John G. Murray
President and Chief Executive Officer

THE RMR GROUP LLC

By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Executive Vice President and Chief Financial Officer